STRATEGIC ALLIANCE AGREEMENT

         THIS STRATEGIC ALLIANCE AGREEMENT drafted this 13th day of April, 1999 is by and between INDIGOCITY.COM, INC. (ICI), and NUTRICEUTICALS.COM, CORP.
(NCC).

         WHEREAS ICI is able to provide technology and expertise for the Internet and provide NCC feature sections and spotlight articles on the ICI Web site to sell and cross promote NCC products and services on the ICI Web site; and

         WHEREAS NCC is to provide ICI the NCC Web site (NutriCeuticals.com), and all content contained therein, as well as additional health related products services, articles and reviews for the ICI Web site, and cross promote ICI's Web site. NCC will also give ICI the IndigoHealth.com domain name for consideration contained within this agreement.

         HERETOFORE, ICI and NCC wish to form a strategic alliance in order to create a working relationship in which NCC will provide the above content, advertising and cross promotional opportunities to ICI; and ICI will incorporate said content within ICI's Web site, and feature NCC as a premier strategic alliance partner. Both entities will utilize hyper-linked corporate logos to drive site traffic to the ICI Web site.

1. STRATEGIC ALLIANCE. Pursuant to this Strategic Alliance Agreement, the parties hereby formally acknowledge a Strategic Alliance whereby each entity will perform various tasks to be described herein.

2. COMPETITION. The spirit of this Strategic Alliance is to complement and cross promote NCC's products and services.

3. ICI RESPONSIBILITIES. ICI will incorporate the NCC site contents into feature sections and spotlight articles on the ICI Web site to sell and cross promote NCC products and services. ICI will also host the NCC site for one hundred fifty dollars ($150.00) monthly hosting fee to be paid by NCC. ICI will build an ICI banner and/or logo that NCC will place on its home page, viewable by visitors that come from ICI's Web site, that will allow visitors that come from ICI's Web site to return to ICI's Web site, while they are inside NCC's Web site. ICI will use best efforts to cross promote NCC's products and services on an ongoing basis.

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4.       NCC RESPONSIBILITIES. NCC is to provide ICI NCC's Nutriceuticals.com
         Web site, and other valuable content in the form of products, services, articles, reviews and the IndigoHealth.com domain name, for the ICI Web site. NCC will allow ICI banners and/or logos that will allow visitors to NCC's Web site to enter ICI's Web site. The ICI logo/banner size on NCC's site will be the same size or larger than any vendor on NCC's site. NCC will use best efforts to promote ICI's Web site on an ongoing basis.

5. REVENUE SHARING. For all NCC products sold via the IndigoCity.com project, the parties agree that Gross Margins for products that are sold via this Agreement shall be distributed with fifty (50%) percent distributed to NCC and fifty (50%) percent distributed to ICI. Gross Margin is defined as the gross revenue earned per item by NCC minus the cost that NCC paid for that item minus returns, the hard shipping costs to deliver that item to the end user or consumer. NCC will provide an accurate list of product costs, and keep accurate accounting of revenue distributions to ICI, and ICI shall have reasonable audit rights to the books of NCC that relate to said distributions. NCC, at its discretion may pay more than fifty percent (50%) gross revenues on select items or promotions NCC creates and offers to ICI. NCC will also use best efforts to cross promote ICI's products and services on an ongoing basis. Above revenues are to be paid to ICI on a monthly basis, by the fifth of each month, for sales generated from the prior month.

6. CONTROL PERSONS. Each party hereto will appoint a single Control Person who is responsible for all communication to and from the other party. The initial NCC Control Person is Stephen Watters and the initial ICI Control Person is John Armbruster. These Control Persons may be changed from time to time as deemed necessary. It is the Control Person's responsibility to communicate the other party's request to his own organization, to provide reports to the other party as necessary, to provide a backup Control Person in his own absence and to track projects for deadline and completion purposes.

7. CUSTOMER SERVICE. The parties hereto will develop Customer Service procedures as this Strategic Alliance progresses. Complaints from any visitor will be


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         immediately communicated to both parties for timely solutions. At no time shall one party be liable or responsible for the products or services produced by the other party.

8. ORDER PROCESSING. NCC will be responsible for shipping, invoicing, collecting and distributing, in a timely fashion, all NCC products and services sold to visitors that come from ICI's Web site and purchase NCC's products and services.

9. FEES. No up front fees are to be exchanged pursuant to this agreement, without express written consent of both parties.

10. WEEKLY COMMUNICATION. On a weekly basis the Control Persons, and others as deemed appropriate, shall effectively communicate the status of the alliance.

11. MONTHLY REPORTS. On a monthly basis NCC shall prepare and present an electronic and paper report detailing the state of the strategic alliance, with an accounting of ICI sales of NCC products and services, as well as results that are being generated from all cross promotional efforts described in this document.

12. CAPTIONS. The captions, headings and arrangements used in this Strategic Alliance Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions proposed herein.

13. ASSIGNMENT. This Strategic Alliance is not assignable by either party unless agreed to in writing by both parties.

14. TERM AND TERMINATION. The term of this Strategic Alliance shall be structured in such a fashion as to exist in perpetuity, or as close to this definition as is allowed by law. Either party may terminate this Strategic Alliance Agreement with thirty (30) days written notice to the other party at any time.

15. DEFAULTS AND REMEDIES. In the case of default, or upon the institution of suit to enforce the rights and remedies by either party, then a mediator shall immediately be appointed, with the usual powers of mediators in such cases, to continue to act


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         for such period of time as the mediator or the Court appointed said mediator may deem just and proper.

         The parties hereto have read and understand the terms and conditions outlined herein and sign below to indicate their acceptance.

NurtiCeuticals.com, Inc.            IndigoCity.com, Inc.

/s/ STEPHEN M. WATTERS              /s/ JOHN ARMBRUSTER
--------------------------------    ------------------------------
By: Stephen M. Watters, President  By: John Armbruster, General Manager




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